UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Caro Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-212268	93-2109546
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 Castle Street, Sheffield, UK, S3 8LT

(Address of principal executive offices)

(786) 755-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2026, Caro Holdings Inc. (the "Company") entered into an Asset Purchase and Acquisition Agreement (the "Agreement") with Goldrange Resources Corp., a corporation incorporated under the laws of the Province of Ontario, Canada ("Goldrange"), pursuant to which the Company agreed to purchase a 49% undivided interest in Goldrange's rights in certain mining properties located in Tanzania, Africa. As consideration for such purchase, the Company agreed to issue to Goldrange 20,000,000 shares of the Company's common stock, par value $0.00001 per share. The Agreement contains customary representations and warranties, covenants, indemnification provisions, exclusivity obligations and termination provisions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference. The 20,000,000 shares to be issued to Goldrange pursuant to the Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(a)(2) thereof. The shares will bear a restrictive legend reflecting the applicable restrictions on transfer under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase and Acquisition Agreement, dated June 9, 2026, by and between Caro Holdings Inc. and Goldrange Resources Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARO HOLDINGS INC.

Date: June 12, 2026	By:	/s/ Meriesha Rennalls
	Name:	Meriesha Rennalls
	Title:	President

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